SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 1st, 2004

Commission File No.: 0-49628

TELEPLUS ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	98-0045023 (IRS Employer Identification No.)

465 St Jean,
Suite 601
Montreal, Quebec,
H2Y 2R6

 (Address of principal executive offices)

(514) 344-0778

 (Issuer telephone number)

Item 8.01     Other Events and Regulation FD Disclosure

This 8k is issued to advise investors that the licensing agreement between the Company’s wholly owned subsidiary TelePlus Management Services, Inc. (“TelePlus Management”) and Wal-Mart Canada Corp. for the management of wireless concessions within 5 SAM’s Club Canada locations has come to an end.

Management expects no impact on sales as the wireless concessions operated by the Company within SAM’s Club represent less than 2% of the Company’s total sales. The company expects a positive impact on earnings as over USD$340,000 of the Company’s losses since October 2003 to date was directed attributable to its operation of the wireless concessions within SAM’s Club.

The Company’s subsidiary, TelePlus Management, has instigated September 23rd, 2004 in the Ontario Superior Court of Justice a USD$2.3 million claim against Wal-Mart Canada Corp. for breach of agreement.

(exchange rate US$1=CDN$1.30)

Item 9.01     Financial Statements and Exhibits

None.

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

TELEPLUS ENTERPRISES, INC.

October 1st, 2004

/s/ Marius Silvasan

 Marius Silvasan
Chief Executive Officer